EXHIBIT 11.1

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                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                    MAR. 28,     MAR. 29,     MAR. 28,     MAR. 29,
                                                     1997         1996         1997         1996
                                                     ----         ----         ----         ----
Primary
  Average shares outstanding ................       11,763       12,330       12,125       12,151
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using average market price           364        1,037          486          835
                                                   -------      -------      -------      -------

         Total ..............................       12,127       13,367       12,611       12,986
                                                   =======      =======      =======      =======

Net income ..................................      $ 1,163      $ 1,502      $ 4,179      $ 3,849
                                                   =======      =======      =======      =======

Net income per share ........................      $   .10      $   .11      $   .33      $   .30
                                                   =======      =======      =======      =======




Fully Diluted
  Average shares outstanding ................       11,763       12,330       12,125       12,151
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using the higher of average
     or ending market price .................          364        1,098          486        1,097
                                                   -------      -------      -------      -------

         Total ..............................       12,127       13,428       12,611       13,248
                                                   =======      =======      =======      =======

Net income ..................................      $ 1,163      $ 1,502      $ 4,179      $ 3,849
                                                   =======      =======      =======      =======

Net income per share ........................      $   .10      $   .11      $   .33      $   .29
                                                   =======      =======      =======      =======

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